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                                                                    EXHIBIT 23.4




                     CONSENT OF JANNEY MONTGOMERY SCOTT LLC

         We hereby consent to the inclusion of our opinion letter, dated June 14, 2004, to the Board of Directors of The Pennsylvania State Banking Company (the "Company") as Annex D to the Proxy Statement/Prospectus relating to the proposed merger of the Company with Sterling Financial Corporation ("Sterling") contained in Sterling's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and the opinion in the Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                                Janney Montgomery Scott LLC

                                                By: /s/ Jay L. Junior
                                                    Vice President


August 24, 2004